UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On June 11, 2018, OptiNose, Inc. (the “Company”) and certain selling stockholders closed on the underwritten public offering (the "Offering") of 5,750,000 shares of Company common stock at a price of $22.25 per share, including 750,000 shares of common stock sold pursuant to the underwriters' exercise in full of their option to purchase additional shares. Upon the closing of the Offering, 40,784,058 shares of Company common stock were outstanding. A copy of the press release issued by the Company announcing the closing of the Offering is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated June 11, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: June 11, 2018